EXHIBIT 99.1

Star Group, L.P. Reports Fiscal 2024 Second Quarter Results

STAMFORD, Conn., May 01, 2024 (GLOBE NEWSWIRE) -- Star Group, L.P. (the “Company” or “Star”) (NYSE:SGU), a home energy distributor and services provider, today announced financial results for its fiscal 2024 second quarter, the three month period ended March 31, 2024.

Three Months Ended March 31, 2024 Compared to the Three Months Ended March 31, 2023
For the fiscal 2024 second quarter, Star reported a 9.7 percent decrease in total revenue to $666.0 million compared with $737.6 million in the prior-year period, reflecting a decline in volume sold and lower selling prices for petroleum products. The volume of home heating oil and propane sold during the fiscal 2024 second quarter decreased by 4.0 million gallons, or 3.3 percent, to 117.1 million gallons, as the additional volume provided from acquisitions and colder weather was more than offset by the impact of net customer attrition and other factors. Temperatures in Star’s geographic areas of operation for the three months ended March 31, 2024 were 6.9 percent colder than the three months ended March 31, 2023 but 15.2 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration. Selling prices decreased largely due to a decline in wholesale product cost of $0.3775 per gallon, or 12.5 percent.

Star’s net income increased by $6.3 million in the quarter, to $68.4 million, as a favorable change in the fair value of derivative instruments of $14.8 million and a $1.2 million decrease in interest expense was only partially offset by a $5.8 million reduction in Adjusted EBITDA and a $3.6 million increase in income tax expense.

The Company reported second quarter Adjusted EBITDA (a non-GAAP measure defined below) of $96.3 million, versus $102.2 million in fiscal 2023, as higher home heating oil and propane per-gallon margins were more than offset by a 4.0 million gallon decrease in the volume of home heating oil and propane sold and a $6.4 million reduction in the Company’s weather hedge benefit compared to the prior year.

“Temperatures in the second quarter were 15.2 percent warmer than normal throughout Star’s footprint. While slightly colder than the same period last year, it was unfortunately not enough to drive higher delivery volumes. However, we were able to mute the impact on adjusted EBITDA, even with a lower weather hedge benefit and some ongoing inflationary pressures, by improving per gallon margins and employing solid expense control,” said Jeff Woosnam, Star Group’s President and Chief Executive Officer. “As previously noted, we closed on two strategic acquisitions in February on Long Island, and we were able to keep net customer attrition at modest levels during the quarter. We believe we are well prepared for the months ahead and the opportunities summer brings to further invest in our people and business development activity.”

Six Months Ended March 31, 2024 Compared to the Six Months Ended March 31, 2023
For the six months ended March 31, 2024, Star reported a 13.8 percent decrease in total revenue to $1.2 billion compared with $1.4 billion in the prior-year period, reflecting a decrease in total volume sold and a decline in selling prices in response to lower wholesale product costs. The volume of home heating oil and propane sold during the first six months of fiscal 2024 decreased by 13.0 million gallons, or 6.2 percent, to 197.3 million gallons as the additional volume provided from acquisitions was more than offset by slightly warmer temperatures, net customer attrition and other factors. Temperatures in Star’s geographic areas of operation fiscal year-to-date were 0.2 percent warmer than during the prior-year period and 14.7 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration.

Star’s net income increased by $5.8 million for the first six months of fiscal 2024, to $81.4 million, primarily due to a favorable change in the fair value of derivative instruments of $13.4 million and a $2.1 million decrease in interest expense, partially offset by a $5.9 million reduction in Adjusted EBITDA, a $3.3 million higher income tax provision, and a $0.7 million increase in depreciation and amortization expense.

Year-to-date Adjusted EBITDA decreased by $5.9 million, to $145.4 million, compared to the prior-year period as an increase in home heating oil and propane per-gallon margins and an increase in service and installation profitability was more than offset by the 13.0 million gallon decrease in home heating oil and propane volumes and a $5.0 million reduction in the Company’s weather hedge benefit.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)
EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, other income (loss), net, multiemployer pension plan withdrawal charge, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of the Company’s financial statements, such as investors, commercial banks and research analysts, to assess Star’s position with regard to the following:

  compliance with certain financial covenants included in our debt agreements;
  financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  operating performance and return on invested capital compared to those of other companies in the retail distribution of refined petroleum products, without regard to financing methods and capital structure;
  ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies, and EBITDA and Adjusted EBITDA both have limitations as analytical tools and so should not be viewed in isolation but in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are as follows:

  EBITDA and Adjusted EBITDA do not reflect cash used for capital expenditures;
  although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER:
Members of Star’s management team will host a webcast and conference call at 11:00 a.m. Eastern Time tomorrow, May 2, 2024. The webcast will be accessible on the company’s website, at www.stargrouplp.com, and the telephone number for the conference call is 888-346-3470 (or 412-317-5169 for international callers).

About Star Group, L.P.
Star Group, L.P. is a full service provider specializing in the sale of home heating products and services to residential and commercial customers to heat their homes and buildings. The Company also sells and services heating and air conditioning equipment to its home heating oil and propane customers and, to a lesser extent, provides these offerings to customers outside of its home heating oil and propane customer base. Star also sells diesel, gasoline and home heating oil on a delivery only basis. We believe Star is the nation’s largest retail distributor of home heating oil based upon sales volume. Including its propane locations, Star serves customers in the more northern and eastern states within the Northeast and Mid-Atlantic U.S. regions. Additional information is available by obtaining the Company’s SEC filings at www.sec.gov and by visiting Star’s website at www.stargrouplp.com, where unit holders may request a hard copy of Star’s complete audited financial statements free of charge.

Forward Looking Information
This news release includes “forward-looking statements” which represent the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including the impact of geopolitical events on wholesale product cost volatility, the price and supply of the products that we sell, our ability to purchase sufficient quantities of product to meet our customer’s needs, rapid increases in levels of inflation, the consumption patterns of our customers, our ability to obtain satisfactory gross profit margins, the effect of weather conditions on our financial performance, our ability to obtain new customers and retain existing customers, our ability to make strategic acquisitions, the impact of litigation, natural gas conversions and electrification of heating systems, pandemic and future global health pandemics, recessionary economic conditions, future union relations and the outcome of current and future union negotiations, the impact of current and future governmental regulations, including climate change, environmental, health, and safety regulations, the ability to attract and retain employees, customer credit worthiness, counterparty credit worthiness, marketing plans, cyber-attacks, global supply chain issues, labor shortages and new technology, including alternative methods for heating and cooling residences. All statements other than statements of historical facts included in this Report including, without limitation, the statements under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere herein, are forward-looking statements. Without limiting the foregoing, the words “believe,” “anticipate,” “plan,” “expect,” “seek,” “estimate,” and similar expressions are intended to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading “Risk Factors” and “Business Strategy” in our Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended September 30, 2023. Important factors that could cause actual results to differ materially from the Company’s expectations (“Cautionary Statements”) are disclosed in this news release and in the Company’s Form 10-K and our Quarterly Reports on Form 10-Q. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

(financials follow)

STAR GROUP, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
(in thousands)	2024	2023
ASSETS	(unaudited)
Current assets
Cash and cash equivalents	$12,063	$45,191
Receivables, net of allowance of $8,896 and $8,375, respectively	198,280	114,079
Inventories	63,293	56,463
Fair asset value of derivative instruments	222	10,660
Weather hedge contract receivable	7,498	—
Prepaid expenses and other current assets	28,574	28,308
Total current assets	309,930	254,701
Property and equipment, net	106,141	105,404
Operating lease right-of-use assets	87,834	90,643
Goodwill	268,360	262,103
Intangibles, net	81,359	76,306
Restricted cash	250	250
Captive insurance collateral	72,811	70,717
Deferred charges and other assets, net	13,067	15,354
Total assets	$939,752	$875,478
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable	$37,597	$35,609
Revolving credit facility borrowings	29,239	240
Fair liability value of derivative instruments	2,189	118
Current maturities of long-term debt	16,500	20,500
Current portion of operating lease liabilities	18,030	18,085
Accrued expenses and other current liabilities	147,796	115,606
Unearned service contract revenue	72,900	63,215
Customer credit balances	51,276	111,508
Total current liabilities	375,527	364,881
Long-term debt	119,189	127,327
Long-term operating lease liabilities	74,615	77,600
Deferred tax liabilities, net	23,207	25,771
Other long-term liabilities	16,079	16,175
Partners’ capital
Common unitholders	348,382	281,862
General partner	(4,544)	(4,615)
Accumulated other comprehensive loss, net of taxes	(12,703)	(13,523)
Total partners’ capital	331,135	263,724
Total liabilities and partners’ capital	$939,752	$875,478

STAR GROUP, L.P. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
(in thousands, except per unit data – unaudited)	2024	2023	2024	2023

Sales:
Product	$595,298	$669,212	$1,043,848	$1,239,141
Installations and services	70,734	68,405	150,280	146,663
Total sales	666,032	737,617	1,194,128	1,385,804
Cost and expenses:
Cost of product	389,394	466,267	692,732	885,360
Cost of installations and services	70,592	68,311	145,699	144,854
(Increase) decrease in the fair value of derivative instruments	(11,752)	3,022	7,278	20,658
Delivery and branch expenses	104,085	95,942	198,449	193,878
Depreciation and amortization expenses	7,748	7,626	16,134	15,463
General and administrative expenses	6,887	6,698	13,908	13,554
Finance charge income	(1,253)	(1,764)	(2,024)	(3,083)
Operating income	100,331	91,515	121,952	115,120
Interest expense, net	(3,838)	(4,963)	(7,056)	(9,237)
Amortization of debt issuance costs	(249)	(258)	(499)	(587)
Income before income taxes	96,244	86,294	114,397	105,296
Income tax expense	27,870	24,253	33,044	29,716
Net income	$68,374	$62,041	$81,353	$75,580
General Partner’s interest in net income	620	562	738	684
Limited Partners’ interest in net income	$67,754	$61,479	$80,615	$74,896

Per unit data (Basic and Diluted):
Net income available to limited partners	$1.91	$1.72	$2.27	$2.09
Dilutive impact of theoretical distribution of earnings	0.35	0.30	0.39	0.35
Basic and diluted income per Limited Partner Unit:	$1.56	$1.42	$1.88	$1.74

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	35,549	35,653	35,571	35,786

SUPPLEMENTAL INFORMATION
STAR GROUP, L.P. AND SUBSIDIARIES

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Three Months Ended March 31,
(in thousands)	2024	2023
Net income	$68,374	$62,041
Plus:
Income tax expense	27,870	24,253
Amortization of debt issuance costs	249	258
Interest expense, net	3,838	4,963
Depreciation and amortization	7,748	7,626
EBITDA	108,079	99,141
(Increase) / decrease in the fair value of derivative instruments	(11,752)	3,022
Adjusted EBITDA	96,327	102,163
Add / (subtract)
Income tax expense	(27,870)	(24,253)
Interest expense, net	(3,838)	(4,963)
Provision for losses on accounts receivable	3,023	3,722
Increase in accounts receivables	(14,119)	(9,600)
Decrease in inventories	21,332	40,326
Decrease in customer credit balances	(39,763)	(27,068)
Change in deferred taxes	(1,165)	(11,155)
Change in other operating assets and liabilities	21,202	9,736
Net cash provided by operating activities	$55,129	$78,908
Net cash used in investing activities	$(23,342)	$(2,013)
Net cash used in financing activities	$(39,649)	$(77,401)

Home heating oil and propane gallons sold	117,100	121,100
Other petroleum products	30,200	33,200
Total all products	147,300	154,300

SUPPLEMENTAL INFORMATION
STAR GROUP, L.P. AND SUBSIDIARIES

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA
(Unaudited)

	Six Months Ended March 31,
(in thousands)	2024	2023
Net income	$81,353	$75,580
Plus:
Income tax expense	33,044	29,716
Amortization of debt issuance costs	499	587
Interest expense, net	7,056	9,237
Depreciation and amortization	16,134	15,463
EBITDA	138,086	130,583
(Increase) / decrease in the fair value of derivative instruments	7,278	20,658
Adjusted EBITDA	145,364	151,241
Add / (subtract)
Income tax expense	(33,044)	(29,716)
Interest expense, net	(7,056)	(9,237)
Provision for losses on accounts receivable	3,672	4,768
Increase in accounts receivables	(87,709)	(124,764)
(Increase) decrease in inventories	(5,473)	11,609
Decrease in customer credit balances	(61,615)	(41,768)
Change in deferred taxes	(2,756)	(12,379)
Change in other operating assets and liabilities	43,438	36,413
Net cash used in operating activities	$(5,179)	$(13,833)
Net cash used in investing activities	$(29,217)	$(4,099)
Net cash provided by financing activities	$1,268	$25,397

Home heating oil and propane gallons sold	197,300	210,300
Other petroleum products	62,500	68,800
Total all products	259,800	279,100

CONTACT:
Star Group, L.P.	Chris Witty
Investor Relations	Darrow Associates
203/328-7310	646/438-9385 or cwitty@darrowir.com